Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan of our report dated March 30, 2023, with respect to the consolidated financial statements of Ocuphire Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
November 20, 2023